UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2025

MICROSTRATEGY INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, par value $0.001 per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Common Stock ATM

On March 17, 2025 MicroStrategy Incorporated d/b/a Strategy (the “Company”) announced that, during the period between March 10, 2025 and March 16, 2025, the Company did not sell any shares of class A common stock (the “Common Stock”) under its at-the-market offering program for its Common Stock.

Preferred Stock ATM

As previously disclosed, on March 10, 2025, the Company entered into a Sales Agreement with TD Securities (USA) LLC, Barclays Capital Inc., The Benchmark Company, LLC, BTIG, LLC, Canaccord Genuity LLC, Cantor Fitzgerald & Co., Compass Point Research & Trading, LLC, H.C. Wainwright & Co., LLC, Keefe, Bruyette & Woods, Inc., Mizuho Securities USA LLC, Santander US Capital Markets LLC and SG Americas Securities, LLC, as sales agents (collectively the “STRK Agents”), pursuant to which the Company may issue and sell shares of its 8.00% series A perpetual strike preferred stock, $0.001 par value per share (the “STRK Shares”), having an aggregate offering price of up to $21 billion, from time to time through the STRK Agents (the “STRK ATM”).

On March 17, 2025, the Company announced that, during the period between March 10, 2025 and March 16, 2025, the Company sold an aggregate of 123,000 STRK Shares under the STRK ATM, for aggregate net proceeds to the Company (less sales commissions) of approximately $10.7 million. As of March 16, 2025, approximately $20.99 billion of STRK Shares remained available for issuance and sale pursuant to the STRK ATM.

BTC Update

On March 17, 2025, the Company announced that, during the period between March 10, 2025 and March 16, 2025, the Company acquired approximately 130 bitcoins for approximately $10.7 million in cash, at an average price of approximately $82,981 per bitcoin, inclusive of fees and expenses. The bitcoin purchases were made using proceeds from the STRK ATM.

As of March 16, 2025, the Company, together with its subsidiaries, held an aggregate of approximately 499,226 bitcoins, which were acquired at an aggregate purchase price of approximately $33.1 billion and an average purchase price of approximately $66,360 per bitcoin, inclusive of fees and expenses.

Item 7.01 Regulation FD Disclosure.

Strategy Dashboard

The Company also maintains a dashboard on its website (www.strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2025	MicroStrategy Incorporated (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel